Exhibit 10.4


                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is entered into this 17th day of June 2008, but shall be effective as of January 1, 2008 (hereinafter the "Effective Date") by and between American Bank of New Jersey, Bloomfield, New Jersey (hereinafter the "Bank") and Joseph Kliminski (hereinafter the "Executive").

                                   WITNESSETH

      WHEREAS, the Executive has heretofore been employed by the Bank as the Chief Executive Officer and is experienced in all phases of the business of the Bank; and

      WHEREAS, the Bank desires to be ensured of the Executive's continued active participation in the business of the Bank; and

      WHEREAS, this Agreement is intended to replace the previous employment agreement between the Executive and the Bank and to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and to reflect such additional changes as the Bank deems appropriate;

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

      1. Employment. The Bank hereby employs the Executive in the capacity of Chief Executive Officer. The Executive hereby accepts said employment and agrees to render such administrative and management services to the Bank and to its parent holding company ("Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Executive shall promote the business of the Bank and Parent. The Executive's other duties shall be such as the Board of Directors for the Bank (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Bank.

      2. Term of Employment. The term of employment of Executive under this Agreement shall be for the period commencing on the Effective Date and ending thirty-six (36) months thereafter (hereinafter the "Term"). Additionally, on or before each annual anniversary date from the Effective Date, the Term of employment under this Agreement shall be extended for an additional year beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Executive has met the requirements and standards of the Board, so that the contract, when extended, will be for a new thirty-six (36) month term. References herein to the Term of this Agreement shall refer both to the initial term and successive terms.

      3. Compensation, Benefits and Expenses.
         ------------------------------------

         (a) Base Salary. The Bank shall compensate and pay the Executive during the Term of this Agreement a minimum base salary at the rate of $258,750 per annum (hereinafter the "Base Salary"), payable in cash, not less frequently than

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monthly;  provided,  that the rate of such salary shall be reviewed by the Board of Directors not less often than annually, and the Executive shall be entitled to receive increases at such percentages or in such amounts as determined by the Board of Directors. The Base Salary may not be decreased without the Executive's express written consent.

         (b) Discretionary Bonus. The Executive shall be entitled to participate in an equitable manner with all other senior management employees of the Bank in discretionary bonuses that may be authorized and declared by the Board of Directors to its senior management executives from time to time, and any management incentive plan that may be authorized. No other compensation shall be deemed a substitute for the Executive's right to participate in such discretionary bonuses when and as declared by the Board. Any discretionary bonus shall be paid no later than 2 1/2 months after the end of the year in which the Executive obtains a legally binding right to the bonus. If the discretionary bonus cannot be paid by that date, then it shall be paid on the next following April 15, or such other date during the year as permitted by Section 409A of the Code and the regulations thereunder (Section 409A).

         (c) Participation in Benefit and Retirement Plans. The Executive shall be entitled to participate in and receive the benefits of any plan of the Bank which may be or may become applicable to senior management relating to pension or other retirement benefit plans, supplementary retirement plan, profit-sharing, stock options or incentive plans, or other plans, benefits and privileges given to employees and executives of the Bank, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of directors of the Bank.

         (d) Participation in Medical Plans and Insurance Policies. The Executive shall be entitled to participate in and receive the benefits of any plan or policy of the Bank which may be or may become applicable to senior management relating to life insurance, short and long term disability, medical, dental, eye-care, prescription drugs or medical reimbursement plans. During the term of the Executive's employment with the Bank, the Executive's dependent family may participate in such programs, with the cost of premiums paid in part by the Bank and by the Executive in accordance with policies established by the Board of Directors. Additionally, upon termination without cause or as a result of a change of control, Executive's dependent family shall be eligible to participate in medical and dental insurance plans sponsored by the Bank or Parent for the remaining term of this Agreement with the total cost of such premiums paid by the Bank.

         (e) Vacations and Sick Leave. The Executive shall be entitled to paid annual vacation leave in accordance with the policies as established from time to time by the Board of Directors, which shall, in no event, be less than six
(6) weeks per annum. The Executive shall also be entitled to an annual sick leave benefit as established by the Board for senior management employees of the Bank.

         (f) Expenses. The Bank shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of, or in connection with, the business of the Bank, including, but not by way of limitation, premium country club dues, automobile and traveling expenses, and all reasonable entertainment expenses, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Bank. If such expenses are paid, in the first instance, by the Executive, the Bank shall reimburse the Executive therefor.

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         (g)  Changes in  Benefits.  The Bank shall not make any changes in such plans, benefits or privileges previously described in Section 3(c), (d) and (e), which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Bank and does not result in a proportionately greater adverse change in the rights of or benefits to the Executive, as compared with any other executive officer of the Bank. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future, shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

      4. Loyalty; Non-competition.
         -------------------------

         (a) The Executive shall devote his full time and attention to the performance of his employment under this Agreement. During the term of the Executive's employment under this Agreement, the Executive shall not engage in any business or activity contrary to the business affairs or interests of the Bank or Parent.

         (b) Nothing contained in this Section 4 shall be deemed to prevent or limit the right of Executive to invest in the capital stock or other securities of any business dissimilar from that of the Bank or Parent, or, solely as a passive or minority investor, in any business.

      5. Standards. During the term of this Agreement, the Executive shall perform his duties in accordance with such reasonable standards expected of executives with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors.

      6. Termination and Termination Pay. The Executive's employment under this Agreement shall be terminated upon any of the following occurrences:

         (a) The death of the Executive during the term of this Agreement, in which event the Executive's estate shall be entitled to receive the compensation due the Executive for at least one calendar month after the date of the Executive's death.

         (b) The Board of Directors may terminate the Executive's employment at any time, but any termination by the Board of Directors other than termination for Just Cause, shall not prejudice the Executive's right to compensation or other benefits under this Agreement. The Executive shall have no right to receive compensation or other benefits for any period after termination for "Just Cause". The Board may, within its sole discretion and acting in good faith, terminate the Executive for Just Cause and shall notify such Executive accordingly. Termination for Just Cause shall be defined as termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

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

         (c)  Except as  provided  pursuant  to  Section 9 hereof,  in the event
Executive's employment under this Agreement is terminated by the Board of Directors without Just Cause, the Bank shall be obligated to continue to pay the Executive the salary provided pursuant to Section 3(a) herein, through the remaining Term of this Agreement, but in no event for a period of less than twenty-four (24) months, and the cost of Executive obtaining all health, life, disability and other benefits which the Executive would be eligible to participate in through such date based upon benefit levels substantially equal to those being provided to the Executive at the date of termination of employment. No payment shall be made under this Section 6(c) unless the Executive's termination of employment qualifies as a Separation from Service (as that phrase is defined in Section 409A taking into account all rules and presumptions provided for in the Section 409A regulations). If the Executive is a Specified Employee (as defined in Section 409A) at the time of his Separation from Service, then payments under this Section 6(c) which constitute deferred compensation under Section 409A shall not be paid until the 185th day following the Executive's Separation from Service, or his earlier death (the Delayed Distribution Date). To the extent permitted by Section 409A, amounts payable under this Section 6(c) which are considered deferred compensation shall be treated as payable after amounts which are not considered deferred compensation.

         (d) The voluntary termination by the Executive during the term of this Agreement with the delivery of no less than sixty (60) days written notice to the Board of Directors, other than pursuant to Section 9(b), in which case the Executive shall be entitled to receive only the compensation, vested rights, and all employee benefits up to the date of such termination.

      7. Regulatory Exclusions.
         ----------------------

         (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section  8(e)(3) or (g)(1) of the FDIA (12 U.S.C.  1818(e)(3)  and (g)(1)) , the
Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, within its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but the vested rights of the parties shall not be affected.

         (c) If the Bank is in default (as defined in Section 3(x)(1) of FDIA) all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (d) All obligations under this Agreement shall be terminated, except to the extent that it is determined that the continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the

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Office of Thrift  Supervision  (hereinafter  "Director  of OTS"),  or his or her
designee,   at  the  time  that  the  Federal  Deposit   Insurance   Corporation
(hereinafter "FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or
(ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (e) Notwithstanding anything herein to the contrary, any payments made to the Executive pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

         (f) Payments under the Agreement that are suspended under this Section 7, but are later determined by the applicable regulatory authority to be payable, shall be paid on the earliest date practicable thereafter.

      8. Disability. If the Executive shall become disabled or incapacitated to the extent that he is unable to perform his duties hereunder, by reason of medically determinable physical or mental impairment, as determined by a doctor engaged by the Board of Directors, the Bank will pay Executive, as disability pay, a weekly payment equal to one hundred percent (100%) of Executive's weekly rate of Base Salary, on the effective date of such termination. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; Executive's full-time employment by another employer; Executive's death; or (iv) the expiration of the term of Executive's disability insurance policy at age 65 as currently provided by the Bank. Such benefits noted herein shall be reduced by any benefits otherwise provided to the Executive during such period under the provisions of disability insurance coverage in effect for the Executive. Thereafter, Executive shall be eligible to receive benefits provided by the Bank, if any, under the provisions of disability insurance coverage in effect for Bank employees. Upon returning to active full-time employment, the Executive's full compensation as set forth in this Agreement shall be reinstated as of the date of commencement of such activities. In the event that the Executive returns to active employment on other than a full-time basis, then his compensation (as set forth in Section 3(a) of this Agreement) shall be reduced in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.

      9. Change in Control.

         (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of the Executive's employment during the term of this Agreement following any Change in Control of the Bank or Parent, or within twenty-four (24) months thereafter of such Change in Control, absent Just Cause, Executive shall be paid an amount equal to the product of 2.999 times the Executive's "base amount" as defined in Section 280G(b)(3) of the Code and regulations promulgated thereunder. Said sum shall be paid in one (1) lump sum not later than the date of such termination of service, and such payments shall be in lieu of any other future payments which the Executive would be otherwise entitled to receive under Section 6 of this Agreement. Notwithstanding the

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foregoing,  all sums  payable  hereunder  shall be reduced in such manner and to such extent so that no such payments made hereunder, when aggregated with all other payments to be made to the Executive by the Bank or the Parent, shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code and be subject to the excise tax provided at Section 4999(a) of the Code. Any successor or assignee of the Bank following a Change in Control of the Parent or the Bank shall be required to maintain in place any life insurance on the life of the Executive that was acquired by the Parent or the Bank in connection with the Executive Life Insurance Agreement or Endorsement Method Split Dollar Agreement then in effect between Executive and the Parent or the Bank. The term "Change in Control" shall refer to (i) the sale of all, or a material portion, of the assets of the Parent or the Bank; (ii) the merger or recapitalization of the Parent or the Bank whereby the Parent or the Bank is not the surviving entity; (iii) a change in control of the Parent or the Bank, as otherwise defined or determined by the Office of Thrift Supervision ("OTS") or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Parent or the Bank by any person, trust, entity or group. This limitation shall not apply to the purchase of shares of up to 25% of any class of securities of the Parent or the Bank by a tax-qualified employee stock benefit plan which is exempt from the approval requirements set forth under 12 C.F.R. ss.574.3(c)(1)(vii) as now in effect or as may hereafter be
amended.   The  term  "person"   refers  to  an  individual  or  a  corporation,
partnership,   trust,   association,   joint  venture,  pool,  syndicate,   sole
proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The provisions of this Section 9(a) shall survive the expiration of this Agreement occurring after a Change in Control.

         (b) Notwithstanding any other provision of this Agreement to the contrary, Executive may voluntarily terminate his employment during the term of this Agreement following a Change in Control of the Bank or Parent, or within twenty-four (24) months following such Change in Control, and Executive shall thereupon be entitled to receive the payment described in Section 9(a) of this Agreement, upon the occurrence, or within 120 days thereafter, of any of the following events, which have not been consented to in advance by the Executive in writing: (i) if Executive would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from the Executive's primary office as of the signing of this Agreement; (ii) if in the organizational structure of the Bank, Executive would be required to report to a person or persons other than the Board of Directors of the Bank; (iii) if the Bank should fail to maintain Executive's base compensation in effect as of the date of the Change in Control and the existing employee benefit plans, including material fringe benefit, stock option, retirement and insurance plans;
(iv) if Executive would be assigned duties and responsibilities other than those normally associated with his position as referenced at Section 1 herein; (v) if Executive's responsibilities or authority have in any way been materially diminished or reduced; or (vi) if Executive would not be reelected to the Board of Directors of the Bank.

         (c) Notwithstanding anything in this Section 9 to the contrary: (1) no payment shall be permitted under this Section 9 unless the Executive's termination of employment qualifies as a Separation from Service; and (2) if at the time of the Executive's Separation from Service, the Executive is a Specified Employee as defined in Section 409A, then the payment due to the Executive under this Section 9 shall be paid to him (or his beneficiary) on the Delayed Distribution Date. Defined terms in this Section 9(c) shall have the same meaning as in Section 6(c) hereof.

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      10. Source of Payments.  All payments  provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Bank unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive.

      11. Withholding. All payments required to be made by the Bank hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

      12. Payment of Costs and Legal Fees. All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if Executive is successful pursuant to a legal judgment, arbitration or settlement.

      13. Successors and Assigns.
          -----------------------

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or Parent which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Parent.

          (b) The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

          (c) Since the Bank is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

      14. Indemnification.
          ----------------

          (a) The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) as permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Parent or the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs, and attorneys' fees and the cost of reasonable settlements.

          (b) Any payments made to Executive pursuant to this Section are subject to and conditioned upon compliance with 12 C.F.R. Section 545.121 and any rules or regulations promulgated thereunder.

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      15.  Amendment:  Waiver.  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      16. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of New Jersey.

      17. Nature of Obligations. Nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

      18. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      19. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

      20. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. Furthermore, the settlement of the dispute to be approved by the Board of the Bank may include a provision for the reimbursement by the Bank to the Executive for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of the Bank or the Parent may authorize such reimbursement of such reasonable costs and expenses by separate action upon a written action and determination of the Board following settlement of the dispute. Such reimbursement shall be paid within ten (10) days of Executive furnishing to the Bank evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by Executive.

      21. Confidential Information. The Executive acknowledges that during his employment he will learn and have access to confidential information regarding the Bank and the Parent and its customers and businesses (hereinafter "Confidential Information"). The Executive agrees and covenants not to disclose or use for his or her own benefit, or the benefit of any other person or entity, any such Confidential Information, unless or until the Bank or the Parent consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Executive shall not knowingly disclose or reveal to any unauthorized person any Confidential Information relating to the Bank, the Parent or any subsidiaries or affiliates, or to any of the businesses operated by them, and the Executive confirms that such information constitutes the exclusive property of the Bank and the Parent. The Executive shall not otherwise knowingly act or conduct himself (a) to the material detriment of the Bank or the Parent, or its

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subsidiaries or affiliates,  or (b) in a manner which is inimical or contrary to the interests of the Bank or the Parent. Notwithstanding anything herein to the contrary, failure by the Executive to comply with the provisions of this Section may result in the immediate termination of the Agreement within the sole discretion of the Bank, disciplinary action against the Executive taken by the Bank, including but not limited to the termination of employment of the Executive for breach of the Agreement and the provisions of this Section and other remedies that may be available in law or in equity.

      22. Entire Agreement. This Agreement, together with any understanding or modifications thereof, as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first hereinabove written.

                                            American Bank of New Jersey



ATTEST:                                     By: /s/ W. George Parker
                                                ------------------------------

---------------------------------
Secretary
/s/ Richard Bzdek
---------------------

WITNESS:
/s/ Kathleen Walsh                          /s/ Joseph Kliminski
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                                            Joseph Kliminski, Executive